EXHIBIT 99.1

Theravance and Merck Sign Cardiovascular Disease Collaboration

SOUTH SAN FRANCISCO, Calif., Oct. 16, 2012 (GLOBE NEWSWIRE) -- Theravance, Inc. (Nasdaq:THRX) announced today that it has signed a collaboration agreement with Merck, known as MSD outside the United States and Canada, to discover, develop and commercialize novel small molecule therapeutics directed towards a target being investigated for the treatment of hypertension and heart failure.

In exchange for granting Merck a worldwide, exclusive license to its therapeutic candidates, Theravance will receive a $5 million upfront payment, funding for research, and be eligible for milestone payments totaling up to $148 million for the first indication and royalties on worldwide net sales of any products derived from the collaboration.

"Despite years of medical advances, there remain significant unmet medical needs in the management of cardiovascular disease," said Mathai Mammen, M.D., Ph.D., Senior Vice President of Research and Early Clinical Development at Theravance. "Over the last several years, Theravance has gained significant insights into the design of novel molecules directed towards certain cardiovascular targets. We are pleased to be working with Merck, an industry leader in the development of innovative cardiovascular medicines, to bring new therapies to patients."

"Merck remains committed to the discovery and development of new therapies for cardiovascular disease," said Michael Mendelsohn, M.D., Senior Vice President, Cardiovascular Research at Merck. "By combining Merck's experience with the strengths of the Theravance team we are well positioned to advance this new collaboration forward."

About Cardiovascular Disease

Cardiovascular disease (CVD) encompasses diseases, such as hypertension and heart failure, in which changes in the heart and blood vessels are associated with morbidity and mortality. Collectively, CVD is the leading cause of death and disability in the world.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates and strategic collaborations with pharmaceutical companies. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections, and central nervous system (CNS)/pain. Theravance's key programs include: Relvar™ or Breo™ (FF/VI), umeclidinium bromide/vilanterol (UMEC/VI) and MABA (Bifunctional Muscarinic Antagonist-Beta2 Agonist), each partnered with GlaxoSmithKline plc, and its oral Peripheral Mu Opioid Receptor Antagonist program. By leveraging its proprietary insight of multivalency to drug discovery, Theravance is pursuing a best-in-class strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit Theravance's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

Relvar™ or Breo™ (FF/VI) is an investigational medicine and is not currently approved anywhere in the world. Relvar™ and Breo™ are trademarks of the GlaxoSmithKline group of companies. The use of these brand names has not yet been approved by any regulatory authority.

Theravance Forward-Looking Statements

This press release contains certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, statements concerning expectations for the discovery, development and commercialization of product candidates  and projections of revenue, expenses and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical and non-clinical studies, the potential that results of clinical or non-clinical studies indicate product candidates are unsafe or ineffective, our dependence on third parties in the conduct of our clinical studies, delays or failure to achieve regulatory approvals for product candidates and risks of collaborating with third parties to discover, develop and commercialize products. These and other risks are described in greater detail under the heading "Risk Factors" contained in Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 1, 2012 and the risks discussed in our other period filings with SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

Theravance Contact Information:
Michael W. Aguiar
Senior Vice President and Chief Financial Officer
650-808-4100
investor.relations@theravance.com